UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K /A
Amendment No. 1

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 5, 2015

Date of Report (Date of earliest event reported)

iHookup Social, Inc.

f/k/a Titan Iron Ore Corp.

(Exact name of registrant as specified in its charter)

Nevada	000-52917	98-0546715
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

125 E. Campbell Ave., Campbell, California 95008

(Address of principal executive offices) (Zip Code)

(855) 473-7473

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Securities Purchase Agreement with Alpha Capital

iHookup Social, Inc. (the “Company”) entered into a Securities Purchase Agreement, dated August 5, 2015 (the “SPA”) with Alpha Capital Anstalt (“Alpha Capital”), to issue and sell up to, in principal amount, $1,500,000 of convertible notes, payable in two tranches (the “Alpha Notes”). The first tranche of $750,000 was funded on August 5, 2015 (“Initial Closing Date”) and the second tranche of $750,000 will be funded upon the Company reaching a “trading value” of at least $2,000,000 during each thirty (30) calendar day period commencing one (1) calendar day after the Initial Closing Date and ending on the one hundred and fiftieth (150th) day after the Initial Closing Date (“Second Closing Date”, and with the Initial Closing Date, each a “Closing”). “Trading value” means the number of shares traded on the Company’s principal trading market during a specified period multiplied by the volume weighted average price (“VWAP”) for such trading period as determined by Bloomberg L.P. for the Company’s principal trading market.

Pursuant to the SPA, the Company also issued warrants to Alpha Capital to purchase up to a number of shares of the Company’s common stock (“Common Stock”) equal to the purchase price of the Alpha Notes divided by the conversion price in effect as of the date of Closing (the “Alpha Warrant”). The conversion price as of the Initial Closing Date was $0.0078, and therefore warrants to purchase 96,153,846 shares of Common Stock were issued to Alpha Capital. The Alpha Warrants’ per share exercise price of $0.00936 is equivalent to 120% of the conversion price.

For its services as a placement agent for this transaction and pursuant to the SPA, Palladium Capital Advisors, LLC (“Palladium”) shall receive the following compensation: (i) 5% of the aggregate purchase price paid in each Closing, payable in cash by wire transfer at the time of such Closing, or $37,500 in cash as of the Initial Closing Date; (ii) 2.5% of the aggregate purchase price paid in each Closing, payable in the securities purchased in the Closing, which means as of the Initial Closing Date, by (1) a convertible note in the principal amount of $18,750 (“Palladium Note”), and (2) a warrant to purchase up to a number of shares of Common Stock equal to the purchase price of the Palladium Note divided by the conversion price in effect as of the date of the Closing, or warrants to purchase 2,403,846 shares of Common Stock (the “Palladium Note Warrant”); and (iii) warrants to purchase 6% of the number of shares of Common Stock issuable upon the assumed conversion of all the convertible notes sold at each Closing divided by the conversion price in effect on the date of such Closing, or warrants to purchase 5,913,462 shares of Common Stock as of the Initial Closing Date (the “Palladium Warrant”).  The Palladium Note Warrant and Palladium Warrant will be identical to the Alpha Warrant in all other respects.

The foregoing description is qualified in its entirety by reference to the SPA, Alpha Notes, Alpha Warrant, Palladium Notes, Palladium Note Warrant, and Palladium Warrant, which are filed herewith as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5, and 10.6 and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

See the disclosure under Item 1.01 of this current report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Exhibit
10.1*	Securities Purchase Agreement dated August 5, 2015 by and among Company, Alpha Capital Anstalt and Palladium Capital Advisors, LLC
10.2*	Convertible Note dated August 5, 2015 issued by Company to Alpha Capital Anstalt
10.3*	Warrant dated August 5, 2015 issued by Company to Alpha Capital Anstalt
10.4*	Convertible Note dated August 5, 2015 issued by Company to Palladium Capital Advisors, LLC
10.5*	Warrant dated August 5, 2015 issued by Company to Palladium Capital Advisors, LLC
10.6*	Warrant dated August 5, 2015 issued by Company to Palladium Capital Advisors, LLC
*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iHookup Social, Inc.

Date: September 1, 2015	By:	/s/ Robert Rositano
Robert Rositano
CEO